SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 19, 2008

Date of report (Date of earliest event reported)

Viscorp, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11th Floor, South Tower, Jinjiang Times Garden

107 Jin Li Road West

Chengdu , P. R. China, 610072
(Address of Principal Executive Offices)

+0086-028-86154737

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

Effective February 14, 2008, due to the Share Exchange, we dismissed our principal accountant and the client-auditor relationship between us and The Hall Group, CPA’s (“The Hall Group”) ceased.  On that same day, we engaged Patrizio & Zhao, LLC as our principal independent accountant.  We do not have an audit committee, but our Board approved changing our auditors.  The Hall Group served as our independent public accountant from 2006 to the date of their dismissal.  The Hall Group’s audit reports for our past two fiscal years did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended December 31, 2006 and 2005 and in the subsequent interim periods through the date of dismissal – February 14, 2008, there were no disagreements with The Hall Group on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of The Hall Group would have caused The Hall Group to make reference to the matter in their report.

Patrizio & Zhao audited the financial balance sheet of Chengdu Tianyin Pharmaceutical Co., Ltd. as of June 30, 2007, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years ended June 30, 2007 and 2006; Chengdu Tianyin is our indirect wholly owned subsidiary located in Chengdu, Sichuan Province of the People's Republic of China that, post the Share Exchange, operates our current business.  Their report was included in our Current Report on Form 8-K that was filed with the SEC on January 18, 2008 and in the Registration Statement on Form S-1 that we filed on February 15, 2008.  Other than the aforementioned audit and report, during our two most recent fiscal years and the subsequent interim periods prior to engaging Patrizio & Zhao on February 14, 2008, we have not previously consulted with Patrizio & Zhao regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to that item) between us and The Hall Group, as there were no such disagreements, or an other reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) during our two most recent fiscal years and any later interim period; we also have not received any written report or any oral advice concluding that there was an important factor to be considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue.

In connection with Patrizio & Zhao’s audit, we requested that they review the disclosure contained above and provided them with an opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of our views expressed above or the respects in which they do not agree with our statements above.  Patrizio & Zhao informed us that no such letter is necessary.

We provided The Hall Group with a copy of the disclosures in this Report and requested that The Hall Group furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not The Hall Group agrees with the statements in this Item 4.  A copy of the letter dated February 19, 2008 furnished by The Hall Group in response to that request is filed as Exhibit 16 to this Current Report.

Pursuant to the Share Exchange, we changed our fiscal year to that of our subsidiary, which is June 30, 2007.  Patrizio & Zhao audited our financial statements for the year ended June 30, 2007 and issued a report regarding same.

This same information regarding our change in accountant was disclosed in our Quarterly Report on Form

10-QSB for the quarter ended December 31, 2007 and in our Registration Statement on Form S-1,  which were filed with the SEC on February 14, 2008 and February 15, 2008, respectfully.  In those filings, we mistakenly stated that the effective date of the change in accountants was January 25, 2008 – the closing date of a recent financing.

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

Exhibit No.	Description

16	Letter from The Hall Group, CPAs, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISCORP, INC.

By:  /s/  Guoqing Jiang

      Name:  Guoqing Jiang

      Title:   Chairman and Chief Executive Officer

Date: February 19, 2008